SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT (this "Settlement Agreement") is entered into by Northwest Alloys, Inc. ("Northwest Alloys"), Reserve Industries Corporation ("Reserve"), Bruce Boyden, Chapter 7 Trustee of L-Bar Products, Inc. (the "Trustee") Frank Melfi, William Melfi and James Melfi (Reserve, the Trustee, Frank Melfi, William Melfi and James Melfi shall be collectively referred to as the "L-Bar Parties").

                              RECITALS

A.	On or about December 13, 1991, an involuntary bankruptcy
case (the "Bankruptcy Case") was filed against L-Bar Products, Inc. ("L-Bar") under Chapter 7 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the Eastern District of Washington (the "Bankruptcy Court"). On or about July 29, 1992, L-Bar consented to the Bankruptcy Court's entry of an order for relief under Chapter 11 of the Code. On or about March 15, 1995, the Bankruptcy Court converted the Bankruptcy Case to a case under Chapter 7 of the Code and the Trustee was appointed Chapter 7 Trustee of L-Bar's estate.

B.	All of the issued and outstanding stock in L-Bar is owned by
Reserve. Frank Melfi, William Melfi and James Melfi are each an officer of Reserve.

C.	Among the assets of L-Bar's estate is certain real property
located in the vicinity of Chewelah, Washington (the "Chewelah Site"). The Chewelah Site is composed of five parcels of real property, commonly referred to as Parcels A, B, C, D and E and more particularly described on the attached Exhibit A.

D. 	L-Bar, and a prior owner of the Chewelah Site, operated a
magnesium recovery and fertilizer business at the Chewelah Site. L-Bar and the prior owner purchased flux bars from Northwest Alloys, crushed and screened the flux bars to remove entrained magnesium and processed the residue to produce fertilizer. As a result of these operations, substantial quantities of flux bar and flux bar residue were accumulated at the Chewelah Site.

E.	In about August 1988, the Washington Department of Ecology
("Ecology") filed a civil action against L-Bar, Northwest Alloys and others for alleged violations of the environmental laws relative to the flux bar and flux bar residue which had been accumulated at the Chewelah Site. This action has been dismissed.

F.	In August 1993, Ecology concluded that the conditions at the
Chewelah Site posed a threat to the environment and that remedial action was required. On or about September 23, 1993, Ecology notified Reserve, L-Bar and Northwest Alloys that each of them had been identified as a potentially liable person under the Washington Model Toxic Control Act, Revised Code of
Washington $$ 70.105D.010, et seq. with respect to the Chewelah Site. Effective March 17, 1994, Ecology issued an Emergency Enforcement Order, No. DE 94TC-E102 (the "Emergency Order").
The Emergency Order directed Northwest Alloys, Reserve and L-Bar to take certain remedial actions at the Chewelah Site.
Northwest Alloys undertook performance of the remedial actions required by the Emergency Order.

G. 	Effective January 5, 1995, Ecology issued Agreed Order No.
DE 94TC-E104 (the "Agreed Order"). The Agreed Order directs Northwest Alloys, Reserve and L-Bar to undertake certain interim remedial actions at the Chewelah Site and to perform a remedial investigation and feasibility study (the "Chewelah Site RIFS"). Northwest Alloys and L-Bar executed the Agreed Order.

H.	Northwest Alloys caused the Chewelah Site RIFS to be
performed and has performed, and continues to perform, the remedial work required pursuant to the Agreed Order. Northwest Alloys estimates that the cost to remediate the Chewelah Site in compliance with the Agreed Order will exceed $13 million.

I.	Additionally, L-Bar transported fertilizer from the Chewelah
Site to warehouses owned by Grant County Port District No. 9
(the "Port of Ephrata"), Beazer West, Inc. ("Beazer West"), the Inland Empire Pea Growers, United Security Bank and Emmitt
Burley (collectively, the "Warehouses"). Ecology has not requested or directed L-Bar, Reserve or Northwest Alloys to address the fertilizer at the Warehouses. Nonetheless, Northwest Alloys has voluntarily undertaken to remove the fertilizer from the Warehouses. In consideration for Northwest Alloys' agreement to remove the material from the warehouses owned by them, the Port of Ephrata and Beazer West have assigned to Northwest Alloys all of their claims against L-Bar.

J. 	Pursuant to a Loan Agreement dated May 24, 1990 (the "May
Loan Agreement"), Northwest Alloys agreed to lend funds to L-Bar. The May Loan Agreement was superseded by a Loan
Agreement dated August 2, 1990 (the "August Loan Agreement"). Pursuant to the August Loan Agreement, as amended, Northwest Alloys lent $6.5 million to L-Bar. L-Bar's obligations to repay such loans and to perform under the August Loan Agreement were secured by a deed of trust encumbering the Chewelah Site and by a security interest in all of L-Bar's inventory, accounts receivable, machinery and equipment.

K.	Reserve guaranteed performance of L-Bar's obligations under
the August Loan Agreement pursuant to a Guaranty dated August 2,
1990 (the "Reserve Guaranty"). In addition, Reserve subordinated all of its claims against L-Bar pursuant to a Subordination Agreement dated August 2, 1990 (the "August
Subordination Agreement").

L.	Also on August 2, 1990, L-Bar and Northwest Alloys entered
into a Supply Agreement (the "Supply Agreement") under which
L-Bar agreed to buy, and Northwest Alloys agreed to sell, all flux bar produced by Northwest Alloys.

M. 	On October 28, 1991, Reserve, L-Bar and Northwest Alloys
entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") under which Reserve issued 500,000 shares of Reserve common stock to Northwest Alloys and Northwest Alloys reduced the principal amount due under the August Loan Agreement to $3.25 million. After October 28, 1991, Northwest Alloys advanced additional funds to L-Bar pursuant to the August Loan Agreement in the principal amount of $541,481. Concurrently, Reserve subordinated all of its claims against L-Bar pursuant to a Subordination Agreement dated October 28, 1991 (the "October Subordination Agreement"). (The May Loan Agreement, the August Loan Agreement and all amendments thereto, the Reserve Guaranty, the August Subordination Agreement, the Supply Agreement, the Stock Purchase Agreement and the October Subordination Agreement shall be collectively referred to as the "Loan Documents").

N. 	L-Bar is indebted to Northwest Alloys in the principal sum
of $3,791,481 plus accrued interest pursuant to the August Loan
Agreement.

O.	On April 28, 1994, Northwest Alloys filed suit in the United
States District Court for the Eastern District of Washington
(the "District Court") against Reserve (the "Reserve Guaranty Action"). In the Reserve Guaranty Action, Northwest Alloys sought damages for Reserve's breach of the Reserve Guaranty and contribution and declaratory relief with respect to the remedial action costs incurred or to be incurred by Northwest Alloys at the Chewelah Site. Reserve answered the complaint and counterclaimed against Northwest Alloys, alleging that Northwest Alloys breached the August Loan Agreement and the Supply
Agreement.  Reserve also sought a declaration that Northwest
Alloys was solely responsible to perform all remedial work at the Chewelah Site. The Reserve Guaranty Action subsequently was stayed in favor of the litigation described below.

P.	On August 31, 1994, L-Bar filed suit against Northwest
Alloys in the Bankruptcy Court (the "L-Bar Action"). The District Court later withdrew the reference of the L-Bar Action to the Bankruptcy Court, and the action is now pending in the District Court. In the L-Bar Action, L-Bar alleged that Northwest Alloys had breached the August Loan Agreement, the Supply Agreement and certain fiduciary duties which L-Bar claimed Northwest Alloys owed to it. L-Bar sought actual and punitive damages, equitable subordination of Northwest Alloys' claims and a declaration that Northwest Alloys was solely responsible to perform all remedial work at the Chewelah Site.

Q.	Northwest Alloys answered L-Bar's complaint and filed a
third party claim against Reserve, asserting the claims which Northwest Alloys had asserted in the Reserve Guaranty Action. Reserve filed a counterclaim against Northwest Alloys, asserting the claims Reserve had asserted in the Reserve Guaranty Action. (The claims asserted by the L-Bar Parties in the Reserve Guaranty Action and the L-Bar Action shall be referred to as the "L-Bar Parties' Claims").

R.	On April 3, 1998, Northwest Alloys filed in the Bankruptcy
Court a request that all remedial action costs incurred or to be incurred by Northwest Alloys be allowed as an administrative priority expense in the Bankruptcy Case. As of April 3, 1998, the amount of such expenses was $3,965,942. In addition, Northwest Alloys contends that L-Bar is liable to it for damages caused by L-Bar's breach of the Supply Agreement.

S.	Among the claims against L-Bar's estate are wage claims held by former employees of L-Bar in the amount of $141,335. Of that amount, the sum of $92,691 is entitled to priority pursuant to section 507(a)(3) of the Code (the "Priority Wage Claims").

T.	The claims against L-Bar's estate also include two
administrative priority claims filed by Reserve.  Northwest
Alloys filed in the Bankruptcy Court an objection to the allowance of one of such administrative claims.

U.	Northwest Alloys and the L-Bar Parties have been actively
engaged in settlement negotiations and desire to resolve all disputes among them by entering into this Settlement Agreement.

                       SETTLEMENT AGREEMENT

NOW, THEREFORE, Northwest Alloys and the L-Bar Parties agree as follows:

1. 	Payment by Northwest Alloys.  On the Settlement Effective
Date (as defined below), Northwest Alloys shall pay to the Trustee the sum of $300,000.

2. 	Return of Reserve Stock.  On the Settlement Effective Date
Northwest Alloys shall endorse and deliver to Reserve the stock certificates evidencing 500,000 shares of Reserve common stock.

3. 	Payment of Wage Claims.  Promptly upon the execution of
this Agreement, Northwest Alloys shall use its best efforts to purchase the Priority Wage Claims at the face amount of the priority portion of each such claim. Northwest Alloys shall negotiate with appropriate representatives of the holders of Priority Wage Claims an appropriate mechanism to implement such purchase, but in no event shall Northwest Alloys be obligated to make more than $92,691 available to the holders of Priority Wage Claims, nor shall Northwest Alloys have any obligation for any state or federal withholding, payroll or other taxes or impositions payable on account of such wages.

4. 	Allowance of Claims.  Northwest Alloys shall be allowed a
non-recourse secured claim in the amount of $4 million (the "Allowed Non-Recourse Claim") in full satisfaction of any and all claims Northwest Alloys holds against L-Bar, including all claims Northwest Alloys has acquired or will acquire by assignment. The Allowed Claim shall be secured by the existing deed of trust encumbering the Chewelah Site and the existing security interest in all of L-Bar's inventory. Northwest Alloys shall have recourse only to the Chewelah Site and L-Bar's inventory. L-Bar and its estate shall have no liability to Northwest Alloys for any deficiency on the Allowed Non-Recourse Claim.

5. 	Disposition of the Chewelah Site.

		a. 	After the Settlement Effective Date, Northwest Alloys
shall, at such time prior to the closing of the Case as Northwest Alloys may determine in its sole discretion, accept fee title to the Chewelah Site other than the portion of the Chewelah Site composing a portion of Parcel A and a portion of Parcel B and more particularly described in the attached Exhibit
B (the "Excluded Real Property"). At Northwest Alloys' election, Northwest Alloys may acquire title either through foreclosure of the deed of trust or through a conveyance by the Trustee. Notwithstanding any other provision of this Settlement
Agreement, Northwest Alloys is not obligated to accept title to the Excluded Real Property.

		b. 	Promptly after the Settlement Effective Date, the Trustee
shall take all steps necessary to obtain all needed governmental and other approvals to convey the Chewelah Site independently of the Excluded Real Property. Northwest Alloys shall provide reasonable cooperation and assistance to the Trustee to obtain such approvals. Notwithstanding section 5.a of this Settlement
Agreement, Northwest Alloys shall not be required to accept legal title to any of the Chewelah Site until all governmental and other approvals needed to convey the Chewelah Site independently of the Excluded Real Property have been obtained.

		c. 	Upon the written request of Northwest Alloys, and after
such notice to parties in interest as may be necessary under the Code, the Trustee shall convey the Chewelah Site (or any portion thereof designated by Northwest Alloys) to Northwest Alloys or its designee free and clear of any and all liens, claims and encumbrances as provided in section 363(f) of the Code, including, without limitation, the lien of any property tax for any period prior to the date of such conveyance. In any such request, Northwest Alloys shall specify the purchase price for the portion of the Chewelah Site to be conveyed to it, and Northwest Alloys shall be entitled to offset the purchase price against the Allowed Non-Recourse Claim as provided in section
363(k) of the Code. The Trustee shall convey the property pursuant to an order of the Bankruptcy Court authorizing the conveyance of the Chewelah Site free and clear of liens, claims and encumbrances, which order shall be in form and substance satisfactory to Northwest Alloys.

		d. 	The automatic stay shall be terminated on the Settlement
Effective Date to permit (but not to require) Northwest Alloys to foreclose on the Chewelah Site, or any portion of it.

		e. 	Notwithstanding anything in this section 5 to the
contrary, Northwest Alloys shall not be obligated to accept title to any of the Chewelah Site unless Northwest Alloys shall first have obtained a policy of title insurance insuring
Northwest Alloys' title against all defects, liens, claims and encumbrances other than any exceptions agreed to in writing by Northwest Alloys. Such policy shall include appropriate endorsements insuring that the Chewelah Site can legally be conveyed independent of the Excluded Real Property.

		f. 	Promptly after the Trustee shall have obtained all needed
governmental and other approvals to convey the Chewelah Site independent of the Excluded Real Property, Northwest Alloys shall execute and record a reconveyance of its deed of trust upon the Excluded Real Property.

		g. 	The Trustee shall convey to Northwest Alloys such
easements over the Excluded Real Property as Northwest Alloys may reasonably request.

6.	Remediation of the Chewelah Site and the Warehouses.

		a. 	Northwest Alloys shall perform all remediation activities
at the Chewelah Site which are required to be performed pursuant to the Agreed Order, any other agreement between Northwest
Alloys and Ecology for the remediation of flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS, or any order by an agency or court of competent jurisdiction directing
Northwest Alloys to remediate flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah
Site consistent with the Chewelah Site RIFS, and shall continue to remove and complete the removal of the fertilizer from the Warehouses.

		b. 	Northwest Alloys shall remove from the Chewelah Site at
such time and in such manner as Northwest Alloys shall determine in its sole discretion any barrels or other containers of sulfuric acid, muriatic acid, zinc sulfate and sodium hexemetaphosphate.

		c. 	The L-Bar Parties shall cooperate with Northwest Alloys
with respect to any environmental assessment and remediation activities that Northwest Alloys might undertake at the Chewelah
Site, whether voluntarily or under the direction of Ecology or other governmental agencies with jurisdiction over the Chewelah
Site.  Such cooperation shall include, but not be limited to,
(i) providing Northwest Alloys, its contractors, agents and assigns access to any portions of the Chewelah Site to which Northwest Alloys does not hold title, including any portions of the Excluded Real Property, (ii) supporting as the final remedy for the Chewelah Site any remedy proposed by Northwest Alloys which is approved by Ecology, and (iii) not advocating before or seeking from Ecology or any other governmental agency a remedy different from that proposed by Northwest Alloys.

		d. 	The L-Bar Parties acknowledge that nothing in this
Settlement Agreement obligates Northwest Alloys (i) to perform any environmental assessment or remediation activities at the Chewelah Site which are beyond the scope of the Agreed Order, any other agreement between Northwest Alloys and Ecology for the remediation of flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS, or any order by an agency or court of competent jurisdiction directing Northwest Alloys to remediate flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah
Site RIFS, (ii) to take any action, or to perform any environmental assessment or remediation activities at the Chewelah Site, with respect to any sulfuric acid, muriatic acid, zinc sulfate or sodium hexemetaphosphate other than removal of any barrels or other containers in which any such substances are contained at such time and in such manner as Northwest Alloys shall determine in its sole discretion, (iii) or to perform any activities at any of the Warehouses other than removal of fertilizer.

7.	Dismissal of Lawsuits.

		a. 	On the Settlement Effective Date, the L-Bar Parties shall
deliver to Northwest Alloys the original of each of the following, all of which shall be in form suitable for filing with the District Court and which shall be in form and substance satisfactory to Northwest Alloys:

			(1) 	Voluntary dismissal with prejudice of all complaints or
counterclaims filed by the L-Bar Parties in the L- Bar Action.

			(2) 	Voluntary dismissal with prejudice of all counterclaims
filed by the L-Bar Parties in the Reserve Guaranty Action.

		b. 	On the Settlement Effective Date, Northwest Alloys shall
deliver to the L-Bar Parties the original of each of the following, all of which shall be in form suitable for filing with the District Court or the Bankruptcy Court, as the case may be, and which shall be in form and substance satisfactory to L-Bar Parties:

			(1) 	Voluntary dismissal with prejudice of all third party
complaints or counterclaims filed by Northwest Alloys in the
L-Bar Action.

			(2) 	Voluntary dismissal with prejudice of all complaints
filed by Northwest Alloys in the Reserve Guaranty Action.

			(3) 	Withdrawal of Northwest Alloys' objection to the
allowance of Reserve's administrative claim.

8.	Releases by Northwest Alloys.

		a.	On the Settlement Effective Date Northwest Alloys shall be
deemed to irrevocably generally release any and all actions, claims, liabilities, causes of action or other rights it might have as of the Settlement Effective Date against L-Bar, the Trustee, Frank Melfi, James Melfi and William Melfi, any of L-
Bar's affiliates, any of their property or any of their officers, employees, shareholders, directors, agents, representatives, heirs or assigns, including any and all claims acquired by Northwest Alloys by assignment from any third party prior to the Settlement Effective Date. Northwest Alloys understands and expressly agrees that the release in this section 8.a extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, including claims which were not known or suspected to exist at the time of executing this release, which, if known, would have materially affected this settlement. Notwithstanding anything to the contrary, nothing in this section 8.a shall release, affect or impair any actions, claims, liabilities, causes of action or other rights Northwest Alloys might have against Reserve. The release of any such actions, claims, liabilities, causes of action or other rights is addressed in section 8.b of this Settlement Agreement.

		b. 	On the Settlement Effective Date Northwest Alloys shall be
deemed to irrevocably generally release any and all actions, claims, liabilities, causes of action or other rights it might have against Reserve any of its property or any of its officers, employees, shareholders, directors, agents, representatives, heirs or assigns, including any and all claims which arise out of or relate to (i) any of the Loan Documents, (ii) any remediation activities at the Chewelah Site which were performed, or are required to be performed, pursuant to the Emergency Order or the Agreed Order, any other agreement between Northwest Alloys and Ecology for the remediation of flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS or any order by an agency or court of competent jurisdiction directing Northwest Alloys to remediate flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS, or (iii) the storage or removal of fertilizer from the Warehouses.
Northwest Alloys understands and expressly agrees that except for any Excluded Claim (as defined in section 8.e hereof), the release in this section 8.b extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, including claims which were not known or suspected to exist at the time of executing this release, which, if known, would have materially affected this settlement.

		c. 	Any Priority Wage Claim that is acquired by Northwest
Alloys after the Settlement Effective Date shall be deemed to have been released by Northwest Alloys on the Settlement
Effective Date.

		d. 	On the Settlement Effective Date Northwest Alloys shall be
deemed to have waived and released any lien or security interest which it might have in any cash collateral (as defined in section 363(a) of the Code) held by the Trustee.

		e.	Notwithstanding Sections 8.a and 8.b of this Settlement
Agreement, nothing in this Settlement Agreement shall constitute a release of, or adversely affect or otherwise impair, (i) the Allowed Non-Recourse Claim or realization upon the security therefor (except that any deficiency claim shall be deemed to have been waived and released), (ii) any claim by Northwest
Alloys against Reserve arising out of or relating to any environmental assessment or remediation activities (other than claims arising from the storage or removal of fertilizer from the Warehouses) which are beyond the scope of (w) the Emergency
Order, (x) the Agreed Order, (y) any other agreement between Northwest Alloys and Ecology for the remediation of flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS, or
(z) any order by an agency or court of competent jurisdiction directing Northwest Alloys to remediate flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag at the Chewelah Site consistent with the Chewelah Site RIFS, or (iii) any claim by Northwest Alloys against Reserve which relates to the removal from the Chewelah Site of any barrels or other containers of sulfuric acid, muriatic acid, zinc sulfate and sodium hexemetaphosphate or to any environmental assessment or remediation activities relating to such substances
(collectively, the "Excluded Claims").

	9.	Releases by the L-Bar Parties.

		a.	On the Settlement Effective Date the L-Bar Parties shall be
deemed hereby to irrevocably generally release any and all
actions, claims, liabilities, causes of action or other rights any of them might have as of the Settlement Effective Date
against Northwest Alloys, its corporate parent, any of Northwest
Alloys' affiliates, any of their property or any of their
officers, employees, shareholders, directors, agents,
representatives, heirs or assigns.  Without limiting the
generality of the foregoing, this release shall extend to all claims which were, or which could have been, asserted by any of the L-Bar Parties in the Reserve Guaranty Action or the L-Bar
Action.

		b. 	The L-Bar Parties understand and expressly agree that this
release extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, including claims which were not known or suspected to exist at the time of executing this release, which, if known, would have materially affected this settlement.

10.	Conditions Precedent.

		a.	This Settlement Agreement is contingent upon (i) execution
by all parties, (ii) each of the representations and warranties by the L-Bar Parties shall be true, correct and accurate as of the Settlement Effective Date (as defined below), (iii) the
Bankruptcy Court shall have entered, after due notice and an opportunity to be heard, an order in form and substance satisfactory to Northwest Alloys approving this Settlement
Agreement and authorizing the Trustee to execute this Settlement
Agreement and to take all actions necessary to perform all of his obligations under this Settlement Agreement and any related document, agreement or instrument and such order shall have become final, and (iv) the L-Bar Parties shall have delivered to Northwest Alloys each of the items listed in section 7.a of this Settlement Agreement. (The date of the occurrence of the last of (i), (iii) and (iv) to occur is the "Settlement Effective
Date").

		b.	Each of the conditions in this section 10 is for the sole
benefit of Northwest Alloys and may be waived by Northwest
Alloys in writing in its sole discretion.  If this Settlement
Agreement does not become effective in accordance with its terms, this Settlement Agreement shall be of no further force and effect, and no person shall be entitled to rely upon the provisions hereof, and the parties shall be restored to their prior positions.

	11. 	Representations and Warranties.

		a. 	Representations and Warranties by the L-Bar Parties.  The
L-Bar Parties represent and warrant to Northwest Alloys that:

			(1)	Subject only to the approval of the Bankruptcy Court, the
Trustee has all requisite power and authority to execute,
deliver and perform this Settlement Agreement and the
transactions contemplated herein;

			(2)	Reserve has all requisite corporate power and authority
to execute, deliver and perform this Settlement Agreement and the transactions contemplated herein and the execution, delivery and performance by it of this Settlement Agreement and the
consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of
Reserve;

			(3)	The execution, delivery and performance by the L-Bar
Parties of this Settlement Agreement and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, require any
consent, approval (other than, with respect to the Trustee,
approval of the Bankruptcy Court), authorization, exemption or waiver; violate any provision of any law, rule, regulation or any order, judgment or decree to which any of them may be
subject; or conflict with, or result in, a breach or default under any term or condition of any agreement or instrument to which any of them is a party or by which any of them may be
bound;

			(4)	The L-Bar Parties are the legal and beneficial owners of
the L-Bar Parties' Claims and, prior to the Settlement Effective
Date, have not assigned, transferred or encumbered any of such claims;

			(5) 	Northwest Alloys has made available to Reserve the
Chewelah Site RIFS and all other studies, reports and other documents in Northwest Alloys' possession relating to the environmental condition of the Chewelah Site, and Reserve has made such review of such documents as Reserve deems appropriate;
and

			(6)	Except for the representations and warranties set forth
in this Settlement Agreement, Reserve has not relied in any way upon any representation, warranty or other information (whether written or oral) made or furnished by Northwest Alloys or any of its agents, including, without limitation, any information
regarding the environmental condition of the Chewelah Site.

		b. 	Representations and Warranties by Northwest Alloys.

			(1)	Northwest Alloys has all requisite power and authority to
execute, deliver and perform this Settlement Agreement and the transactions contemplated herein and the execution, delivery and performance by it of this Settlement Agreement and the
consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of
Northwest Alloys;

			(2)	The execution, delivery and performance by Northwest
Alloys of this Settlement Agreement and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the lapse of time, or both, require consent, approval, authorization, exemption or waiver, violate any
provision of law, rule or regulation to which Northwest Alloys may be subject or any order, judgment or decree to which it may be subject, or conflict with, or result in, a breach or default under, any term or condition of any agreement or instrument to which it is a party or by which it may be bound;

			(3)	Northwest Alloys has carefully reviewed all information
that Northwest Alloys deems appropriate regarding the
environmental condition of the Chewelah Site, including the
Chewelah Site RIFS, and Northwest Alloys is not aware of any condition at the Chewelah Site which in Northwest Alloys'
judgment poses a substantial threat to the environment other than those conditions disclosed in the Chewelah Site RIFS, the other studies, reports and documents in Northwest Alloys'
possession relating to the environmental condition of the
Chewelah Site, or in any publicly available document; and

			(4)	Except for the representations and warranties set forth
in this Settlement Agreement, Northwest Alloys has not relied in any way upon any representation, warranty or other information
(whether written or oral) made or furnished by Reserve or any of its agents, including, without limitation, any information
regarding the environmental condition of the Chewelah Site.

12. 	Further Assurances.  The parties agree that they will
cooperate in executing all documents and taking all reasonable actions necessary to effectuate this Settlement Agreement. Northwest Alloys shall not object to any claim or request for administrative expenses filed or to be filed by Reserve in the Bankruptcy Case nor shall Northwest Alloys object to any request or application by Reserve to Ecology to rescind or revoke Ecology's designation of Reserve as a potentially liable party in respect of the Chewelah Site.

13. 	Other Litigation.

		a. 	The L-Bar Parties shall, on the request of Northwest
Alloys and at Northwest Alloys' sole cost and expense, cooperate with and assist Northwest Alloys to the fullest extent that is commercially reasonable in connection with any threatened or asserted claim or litigation relating to flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag.
Northwest Alloys recognizes that after his discharge as trustee of L-Bar's estate, the Trustee shall have no further obligation to the L-Bar estate. Notwithstanding the foregoing, after such discharge, the Trustee agrees, at Northwest Alloys' sole cost and expense, reasonably to cooperate with and assist Northwest
Alloys in connection with any threatened or asserted claim or litigation relating to flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag.

		b. 	Notwithstanding any confidentiality agreements which may
exist, Northwest Alloys and Reserve may use and disclose any documents produced in the L-Bar Action or the Reserve Guaranty
Action in connection with any threatened or asserted claim or litigation relating to flux bar, flux bar residue, magnesium chloride or dicalcium silicate slag.

14. 	Modification and Amendment.  This Settlement Agreement is
an integrated agreement and supersedes all prior discussions, negotiations and agreements by and among Northwest Alloys and the L-Bar Parties. Without limiting the generality of the foregoing, this Settlement Agreement supersedes and replaces the Loan Documents in their entirety. This Settlement Agreement may not be amended, altered, modified or otherwise changed except by writing executed by a duly authorized representative of each of the parties hereto.

15. Time.  Time is of the essence.

16.	No Admission.  This Settlement Agreement is a settlement of
disputed claims. Nothing contained herein shall be deemed an admission of liability or an admission against interest, nor shall this Settlement Agreement be admissible in any litigation among the parties except litigation to enforce this Settlement Agreement.

17. 	Confidentiality.  Northwest Alloys and the L-Bar Parties
shall keep the terms of this Settlement Agreement confidential, except that nothing in this Settlement Agreement shall require any party to keep confidential the provisions regarding the treatment of the holders of Priority Wage Claims. Nothing in this Settlement Agreement shall prohibit any party from making such disclosures regarding this Settlement Agreement as may be required by law.

18. 	Counterparts.  This Settlement Agreement may be executed
in any number of counterparts, each of which shall be an original, and all of which when taken together shall constitute one and the same document.

19.	Successors and Assigns.  This Settlement Agreement shall be
binding on and inure to the benefit of the parties hereto and their successors and assigns. No third party shall have any rights hereunder, whether as a third party beneficiary or otherwise, except as expressly provided herein.

20.	Governing Law.  This Settlement Agreement shall be governed
by and construed in accordance with the laws of the State of Washington.

21.	Recitals and Exhibits.  Each of the foregoing Recitals and
any and all Exhibits to this Settlement Agreement are an integral part of this Settlement Agreement.

SETTLED AND AGREED TO BY:

Reserve Industries, Inc.

By: /s/ Frank C. Melfi
   --------------------


Northwest Alloys, Inc.

By: /s/ Gerald A. Turnbow
   ----------------------

  /s/ Bruce Boyden
--------------------
Bruce Boyden, Chapter 7
Trustee of L-Bar Products, Inc.


  /s/ Frank C. Melfi
----------------------
Frank Melfi

  /s/ James J. Melfi
----------------------
James Melfi

  /s/ William J. Melfi
------------------------
William Melfi